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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  DATE OF REPORT (Date of earliest event reported): May 17, 1996 (May 1, 1996)


                        PACIFIC RIM ENTERTAINMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Delaware                  0-22808                   95-4374983
- - ------------------------     ---------------------   -----------------------
(STATE OR JURISDICTION        (COMMISSION FILE           (IRS EMPLOYER
   OF INCORPORATION)                NUMBER)            IDENTIFICATION NO.)


1223 WILSHIRE BLVD., #316 SANTA MONICA, CALIFORNIA              90403
    (Address of principal executive offices)                  (zip code)



Registrant's telephone number, including area code: (310) 315-4979

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Item 4.  Changes in Registrant's Certifying Account

a.      On May 2, 1996, notice was received that effective April 30, 1996, Jay
J. Shapiro, CPA ("Shapiro"), resigned as certifying accountant for Pacific Rim Entertainment, Inc. ("PRE"). Shapiro's report on PRE's financial statements for the year ended December 31, 1994, which was the only fiscal year during which Shapiro was the certifying accountant for PRE, and all subsequent interim periods preceding the date hereof contained no adverse opinion or disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles.

        During the most recent fiscal year, which was the only fiscal year during which Shapiro was the certifying accountant for PRE, and all subsequent interim periods preceding the date hereof, there were no disagreements between PRE and Shapiro on any matters of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Shapiro, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

        None of the "reportable events" described in Item 304(a)(1)(ii) occurred with respect to PRE within the most recent fiscal year end and the subsequent interim periods to the date hereof.

b. As of the date of this filing, due to the lack of sufficient funds, PRE has not engaged an independent auditor to replace Shapiro.

Item 7. Exhibit

        16. Letter from Jay J. Shapiro, CPA to the Securities and Exchange Commission.


                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Pacific Rim Entertainment, Inc.
                                        -------------------------------
                                                (Registrant)


Date:  May 17, 1996                     By  /s/ Ike Suri
                                           ------------------------------
                                           Ike Suri
                                           Acting President and Director